                                                                     EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                             CONTACT:
                                             CATHERINE M. BIFFIGNANI
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             314-645-6600

                                             [KV PHARMACEUTICAL LOGO]


FOR IMMEDIATE RELEASE

            KV PHARMACEUTICAL COMPANY REPORTS PRELIMINARY RECORD
           REVENUES FOR FISCAL 2007 SECOND QUARTER AND SIX MONTHS

          SECOND QUARTER REVENUES UP 13%, SIX-MONTH REVENUES UP 14%

      REVENUES FOR THER-RX BRANDED DIVISION UP 36% FOR FIRST SIX-MONTHS

St. Louis, MO, November 6, 2006 - KV Pharmaceutical Company (NYSE: KVa/KVb) today reported preliminary financial results reflecting strong revenue growth for the second quarter and first six months of fiscal 2007, ended September 30, 2006.

Revenues for the second quarter increased 13% to $108.8 million, compared to $96.3 million for the second quarter of fiscal 2006, with the Company's Ther-Rx branded drug unit reporting revenue growth of 36%. Gross profit for the second quarter increased to $69.4 million, up $7.1 million, or 11% over the prior year's quarter, due primarily to higher Ther-Rx sales which represented 42% of overall revenues versus 35% for the second quarter of fiscal 2006.

Net income for the September quarter was $12.4 million, or $0.22 per diluted share, up 7.4% or $0.8 million from the comparable period in the prior year. For the six months ended September 30, 2006, net income was $22.2 million, or $.41 per diluted share compared to a loss of $10.4 million, or $.21 per diluted share for the comparable period of the prior year. The net income and diluted earnings per share amounts included in this release are preliminary and subject to possible adjustment based upon the outcome of the Audit Committee's inquiry into the effect of certain stock option grants and the Company's completion of the interim financial statements.

As previously reported an independent committee of the Audit Committee of the Company's Board of Directors is undertaking a review of claims contained in a derivative lawsuit alleging that certain stock option grants to six current or former directors and officers between 1995 and 2002 were backdated improperly. While the Committee members are working to complete their review in a timely manner, the timing of the independent review will delay the filing of the Company's Form 10-Q for the quarter ended September 30, 2006. No conclusions have been reached by the Committee members to date, and the Company cannot predict whether the review will have any impact on certain elements of the underlying financial information for the quarter and six-month period ended September 30, 2006 or for any other period. Accordingly, the net income and earnings per share amounts included in this release are preliminary and subject to possible adjustment based upon the outcome of the review and the process of completing the interim financial statements. Upon completion of the review, the Company will disclose the results and finalize its results of operations for the second quarter and year-to-date period of the current fiscal year.

Marc S. Hermelin, Chairman of the Board and Chief Executive Officer, stated, "KV reported a strong second quarter, both in revenue and profits. Performance was led by 36% revenue growth at Ther-Rx Corporation, which continues to build market leader positions in its key product categories. At the same time, our ETHEX generics unit has done an outstanding job protecting its solid gross margin in an otherwise difficult market environment. ETHEX is and will continue to benefit from its ANDA pipeline. This pipeline features recent approvals such as Diltiazem, and exciting future opportunities such as our Toprol(R) equivalent (metoprolol succinate). Metoprolol positions us with an opportunity to be one of what we believe to be a few generic companies that will offer all dosage strengths of this hypertension product, including anticipated first-to-file status for the 100mg and 200mg strengths. We continue to expect to receive approval for our Toprol XL(R) equivalent during the current fiscal year."

SIX-MONTH RESULTS

Revenues for the fiscal 2007 six-month period improved 14% to $207.2 million, compared to $181.8 million for the first six months of fiscal 2006, as KV's Ther-Rx branded drug unit experienced 36% growth in revenues in addition to the slight growth in revenues reported by ETHEX Corporation, the Company's generic/non-branded unit. Gross profit for the fiscal 2007 six-month period increased $12.4 million to $133.9 million, reflecting a 10% increase over the corresponding prior year period. During the first six months of fiscal 2007, the overall Company gross margin was 65%. Gross margin for the branded business remained strong at 89% for the first six months, with ETHEX Corporation maintaining a 56% gross margin for the first six months of fiscal 2007.

OPERATING REVIEW

The increases in selling and administrative expense of $5.2 million and $7.1 million for the three- and six-month periods, respectively, were primarily due to personnel costs and an increase in expenses resulting from facility expansion. The increases in personnel costs were also impacted by the adoption of SFAS 123R, "Share- Based Payment," using the modified prospective method which resulted in the recognition of $0.5 million and $1.0 million of stock-based compensation expense during the three- and six-month periods, respectively.


KV anticipates that selling and administrative expenses for the remainder of fiscal 2007 could continue at higher levels compared to fiscal 2006 in support of the Company's 270-member branded field sales force, and planned promotion expenses for existing branded products.

Research and development expenses of $6.4 million for the second quarter of fiscal 2007 were down slightly compared to the prior year, but reflected a slight increase of 2% to $14.3 million for the six-month period. KV anticipates that research and development expenses for the remainder of fiscal 2007 could increase depending on the timing of various clinical trials.

Capital expenditures for the second quarter of fiscal 2007 decreased 78%, or $11.3 million to $3.1 million, compared to $14.5 million in the second quarter of the prior year. Capital expenditures for the first six months of fiscal 2007, decreased $18.5 million, or 50% to $18.3 million, compared to $36.9 million for the first six months of fiscal 2006. Higher capital expenditures in the prior-year periods reflected spending on new facilities.

BUSINESS SEGMENT HIGHLIGHTS:

Ther-Rx Corporation
-------------------

     o    36% revenue growth year-to-date
     o Clindesse(TM) total prescription volume grew by 27% in the current quarter from the year-ago period
     o    Women's anti-infective revenues up 16% year-to-date
     o    Prenatal line capturing over 43% of total prescriptions
     o Oral hematinic franchise reported new prescription growth of 24% for the second quarter compared to the year-ago period

Revenues for the Ther-Rx brand marketing division increased 36% for the quarter to $46.0 million, compared with $33.9 million for the second quarter of fiscal 2006. Revenues increased 36% for the six-month period to $90.1 million, compared with $66.1 million in the prior year period.

During the second quarter, Ther-Rx's anti-infective product Clindesse(TM) continued to show growth. Clindesse(TM) remains the fastest growing branded intra-vaginal prescription product to treat bacterial vaginosis (BV) in the United States, now having captured 21.3% of total prescription volume in the intra-vaginal BV market. Total prescription volume for Clindesse(TM) grew 27% in the current quarter compared to the year-ago period. Clindesse(TM) contributed $9.1 million of revenue for the second quarter, up 36% compared to revenues of $6.7 million in the second quarter of fiscal 2006. $2.1 million of the increase in revenues was partially due to managed purchasing by customers in advance of a price increase for Clindesse(TM) late in the quarter.

For the second quarter of fiscal 2007, Gynazole-1(R) contributed $6.1 million in revenues, an increase of 56% compared to the $3.9 million in revenues reported for the second quarter of fiscal 2006. Today, Gynazole-1(R) is the #1 branded prescription yeast infection product filled in the United States and is maintaining an approximate 28% share of the intra-vaginal prescription cream market.

Ther-Rx prenatal vitamins comprised more than 43.3% of the total prescription prenatal vitamin market as of the end of September 2006. When measuring new prescription market share, the Ther-Rx prescription prenatal franchise has expanded its lead over the nearest competing franchise for five consecutive quarters. The Ther-Rx prenatal prescription line accounted for $16.3 million in revenue for the second quarter of fiscal 2007, a 44% increase compared to revenues of $11.3 million during the second quarter of fiscal 2006.

The PrimaCare(R) brand continues to be the #1 brand among prescription prenatal vitamins containing essential fatty acids in the United States - a trend that has continued for the past four years. PrimaCare(R) ONE's total prescription volume grew 148% in the current quarter from the year-ago period. PrimaCare(R) ONE also continues to show strong long-term growth, capturing a 21.0% total branded prescription market share in September 2006, compared to a 10.4% total prescription market share in September 2005. PrimaCare(R) and PrimaCare(R) ONE now comprise more than 63% of the growing EFA segment for branded prescription prenatal products.

Ther-Rx's anemia franchise saw new prescriptions grow 24% for the second quarter of fiscal 2007, compared to the second quarter of fiscal 2006. KV's newest entrant into the oral iron supplementation market, Repliva 21/7(TM), the fastest growing branded oral iron product in the United States, continues to gain momentum and today is the #1 branded oral iron product in the country. Ther-Rx's anemia line contributed $12.0 million in revenue for the second quarter of fiscal 2007, or an increase of 38%, compared to $8.7 million in revenues for the second quarter of fiscal 2006. $2.5 million of revenue from the hematinic lines resulted from larger than normal customer purchasing of Chromogen(R) during the quarter in anticipation of a price increase late in the quarter.

ETHEX Corporation
-----------------

     o    Higher volumes in the pain management and cough/cold product lines
     o    Approval and Launch of Diltiazem (generic alternative to Tiazac(R)
          - Forest Labs)

Revenues for the Company's specialty generic/non-branded business increased 1% for the second quarter to $58.6 million, compared to $58.1 million for the second quarter of fiscal 2006. For the first six months of fiscal 2007, ETHEX reported revenues of $107.4 million, or a 1.5% improvement, over revenues of $105.8 million in the prior year period.

Revenue growth in the current year periods was due to increased volume in the Company's cough/cold and pain management product lines, as well as the launch late in the second quarter of Diltiazem (generic alternative to Tiazac(R) - Forest Labs) which contributed approximately $1.3 million. The launch of the six strengths of Diltiazem (120mg, 180mg, 240mg, 300mg, 360mg and 420mg) complements ETHEX's highly regarded cardiovascular family of products and makes KV the first generic company to receive ANDA approval to market a full line of product AB-rated to Tiazac(R). KV also believes it is the first generic company to receive approval of the 420mg strength dosage, and thus expects to have six months exclusivity on this strength. However, it is also expected that the brand manufacturer may launch an "authorized generic" version. As the Company has previously stated, total market sales for this product are approximately $160 million. KV expects increased contribution from Diltiazem for the remainder of fiscal 2007 and beyond.

KV believes it has a solid pipeline of new products, and continues to anticipate new approvals for ETHEX later this fiscal year, such as the FDA approval pending for the Company's paragraph IV certification filing on AstraZeneca's Toprol XL(R), expected to be received during fiscal 2007, as well as others continuing into fiscal 2008 and beyond. Concerning Toprol, the Company continues to believe that it has the first-filed ANDA pending at the FDA for the 100 mg and 200 mg strengths of Toprol-XL(R). The Company also has ANDAs on file for the 50mg and 25mg strengths. Based on third parties, sales for Toprol-XL(R) in the U.S. in 2005 were $1.3 billion. The current total branded dollar volume of Toprol-XL(R) for the 100mg and 200mg strengths represents nearly half. In January of this year KV won a summary judgment in a patent infringement case filed against the Company by AstraZeneca based on the Company's submission of ANDAs seeking approval to market generic formulations of Toprol-XL(R). KV looks forward with anticipation to the pending approval of this product and the subsequent exclusive marketing of the two strengths for which KV believes it is the first to file.

Particle Dynamics, Inc.
-----------------------

During the second quarter of fiscal 2007, sales of specialty, value-added raw material products were $3.8 million, down 7% compared to $4.1 million in the second quarter of fiscal 2006. For the first six months, sales were relatively flat at $8.7 million, compared to $9.0 million in the first six months of fiscal 2006. These decreases were due to a customer discontinuing a product for which PDI supplied an ingredient.

Mr. Hermelin concluded, "With strong momentum in our branded business supported by our exceptional sales force, a strong pipeline of ANDA submissions on the generic side, a solid cash position and the infrastructure in place to support our long-term objectives, KV is in an excellent position to grow our business in the second half of this year and beyond."

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufacturers, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary.

SAFE HARBOR
-----------

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) the timing and conclusions of the review undertaken by the independent committee of the Audit Committee concerning matters related to the above-described derivative lawsuit, including certain stock option grants; (2) changes in the current and future business environment, including interest rates and capital and consumer spending; (3) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (4) acceptance and demand for new pharmaceutical products; (5) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (6) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (7) reliance on key strategic alliances; (8) the availability of raw materials; (9) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (10) fluctuations in operating results; (11) the difficulty of predicting international regulatory approval, including timing; (12) the difficulty of predicting the pattern of inventory movements by the Company's customers; (13) the impact of competitive response to the Company's sales, marketing and strategic efforts; (14) risks that the Company may not ultimately prevail in litigation; and (15) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.